Exhibit 3.1

AMENDMENT NO. 2 TO
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
EL PASO PIPELINE PARTNERS, L.P.

This Amendment No. 2 (“Amendment No. 2”) to the First Amended and Restated Agreement of Limited Partnership dated as of November 21, 2007, as amended by Amendment No. 1, dated July 28, 2008 (as amended prior hereto, the “Partnership Agreement”) of El Paso Pipeline Partners, L.P. (the “Partnership”) is hereby adopted by El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

WHEREAS, the General Partner desires to amend the Partnership Agreement to amend certain provisions related to the furnishing of Taxation Certifications, the redemption of Limited Partnership Interests of Ineligible Holders and certain definitions related thereto; and

WHEREAS, acting pursuant to the power and authority granted to it under Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that the following amendment to the Partnership Agreement does not require the approval of any Limited Partner.

NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1.Amendment.

(a)	Section 1.1 is hereby amended to delete from the definition “Assignee” the phrase “, including a Taxation Certification”.

(b)
Section 1.1 is hereby amended to delete from the definition “Eligible Holder” the sentence “Schedule I to the Transfer Application provides examples of Persons that are and Persons that are not Eligible Holders.”

(c)	Section 1.1 is hereby amended to delete from the definition “Taxation Certification” the phrase “and includes a Transfer Application containing such a certification”.

(d)	Section 4.5(b) is hereby amended to delete the phrase “including a Taxation Certification,”.

(e)	Section 4.9 is hereby amended and restated in its entirety as follows:
Section 4.9 Tax Certifications; Citizenship Certifications; Non-citizen Assignees.
(a)    If the General Partner determines, with the advice of counsel, that the Partnership’s status as other than an association taxable as a corporation for U.S. federal income tax purposes or the failure of the Partnership to be subject to an entity-level tax for U.S. federal, state or local income tax purposes, coupled with the tax status (or lack of proof of the U.S. federal income tax status) of one or more

Exhibit 3.1

Limited Partners or Assignees has or will reasonably likely have a material adverse effect on the maximum applicable rate that can be charged to customers of any Group Member or any Person in which any Group Member owns an interest, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Taxation Certification or such other information concerning his federal income tax status with respect to the income and loss generated by the Partnership (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the federal income tax status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Taxation Certification or other requested information or if upon receipt of such Taxation Certification or other requested information the General Partner determines that a Limited Partner or Assignee is not an Eligible Holder, the Limited Partner Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of an Ineligible Holder and, thereupon, such Non-citizen Assignee shall cease to be a Partner and shall have no voting rights in respect of his Limited Partner Interests. The General Partner shall be substituted for such Ineligible Holder as the Limited Partner or Assignee in respect of the Ineligible Holder’s Limited Partner Interests and shall vote such Limited Partner Interests in accordance with Section 4.9(c).
(b)    If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner or Assignee is not an Eligible Citizen, the Limited Partner Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Exhibit 3.1

(c)    The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees or Ineligible Holders, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees or Ineligible Holders are cast, either for, against or abstaining as to the matter.
(d)    Upon dissolution of the Partnership, a Non-citizen Assignee or Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s or Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee or Ineligible Holder of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).
(e)    At any time after an Ineligible Holder can and does certify that it has become an Eligible Holder, such Ineligible Holder may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.10, and upon admission of such Ineligible Holder pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of such Ineligible Holder’s Limited Partner Interests.
(f)    At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, and upon admission of such Non-citizen Assignee pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

(f)	Section 4.10(a) is hereby amended and restated in its entirety as follows:
(a)    If at any time a Limited Partner, Assignee or transferee fails to furnish a Citizenship Certification, Taxation Certification or other information requested within the 30-day period specified in Section 4.9(a) or 4.9(b) or in a Transfer Application, or if upon receipt of such Citizenship Certification, Taxation Certification, Transfer Application or other information the General Partner determines, with the advice of counsel, that a Limited Partner, Assignee or transferee is not an Eligible Citizen or Eligible Holder, as the case may be, the Partnership may, unless the Limited Partner, Assignee or transferee establishes to the satisfaction of the General Partner that such Limited Partner, Assignee or transferee is an Eligible Citizen or Eligible Holder, as the case may be, or has transferred his Partnership Interests to a Person who is an Eligible Citizen or Eligible Holder, as the case may be, and who furnishes a Citizenship Certification or Taxation Certificate, as the

Exhibit 3.1

case may be, to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner, Assignee or transferee as follows:
i.    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, Assignee or transferee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests or, if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which such person would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
ii.    The aggregate redemption price for Redeemable Interests shall be an amount equal to the lesser of (i) the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed and (ii) the price paid for such Limited Partner Interests by the Limited Partner, Assignee or transferee. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
iii.    Upon surrender by or on behalf of the Limited Partner, Assignee or transferee, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner, Assignee or transferee or his duly authorized representative shall be entitled to receive the payment therefor.
iv.    After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(g)	Section 10.2 is hereby amended by deleting the phrases “or Taxation Certification” and “, containing a Taxation Certification,”.

Exhibit 3.1

(h)	Section 10.4(a) is hereby amended and restated in its entirety as follows:
(a)    A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner:
(i)    evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6; and
(ii)    such other documents or instruments as may be required by the General Partner to effect such Person’s admission as an Additional Limited Partner.

(i)	The Application for Transfer of Common Units contained in Exhibit A of the Partnership Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

(j)	Appendix B to the Partnership Agreement is hereby deleted in its entirety.
Section 2.    Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
Section 3.    Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws of the State of Delaware.
[Signature page follows]

Exhibit 3.1

IN WITNESS WHEREOF, the General Partner has executed this Amendment No. 2 as of November 14, 2013.

GENERAL PARTNER:

EL PASO PIPELINE GP COMPANY, L.L.C.

By:    /s/David P. Michels
David P. Michels
Vice President and Chief Financial Officer

Annex A
APPLICATION FOR TRANSFER OF COMMON UNITS

Transferees of Common Units must execute and deliver this application to El Paso Pipeline Partners, L.P., c/o El Paso Pipeline GP Company, L.L.C., 1001 Louisiana Street, Houston, Texas 77002; Attn: CFO, to be admitted as limited partners to El Paso Pipeline Partners, L.P. (the “Partnership”).

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P., as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

_________________________
Date:
_________________________
Social Security or other identifying number
_________________________
Signature of Assignee
_________________________
Purchase Price including commissions, if any
_________________________
Name and Address of Assignee

A-1

_________________________
Type of Entity (check one):
☐ Individual ☐ Partnership ☐ Corporation
☐ Trust ☐ Other (specify)
Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity            ☐ Non-resident Alien
☐ Foreign Corporation
If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.    My U.S. taxpayer identification number (Social Security Number) is __________.

3.    My home address is ________________________________________________.

B. Partnership, Corporation or Other Interestholder

1. ______________ is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interestholder’s U.S. employer identification number is _____________________.

3. The interestholder’s office address and place of incorporation (if applicable) is ________________________.

A-2

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service and the Federal Energy Regulatory Commission by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

_________________________
Name of Interestholder
_________________________
Signature and Date
_________________________
Title (if applicable)
Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

A-3